EXHIBIT (12)

                               THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
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                             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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
                                            Millions of Dollars

                                                                                                          Nine Months
                                                                    Years Ended June 30                  Ended Mar. 31
                                                       ------------------------------------------      ----------------
                                                       1992     1993     1994     1995     1996        1996     1997
                                                       ------   ------   ------   ------   ------      ------   -------
EARNINGS AS DEFINED
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     Earnings from operations before income taxes
        after eliminating undistributed earnings
        of equity method investees                     $2,870   $  294   $3,307   $4,022   $4,695      $3,823   $4,215

     Fixed charges excluding capitalized interest         584      631      569      571      576         432      420
                                                       ------   ------   ------   ------   ------      ------   ------

        TOTAL EARNINGS, AS DEFINED                     $3,454   $  925   $3,876   $4,593   $5,271      $4,255   $4,635
                                                       ======   ======   ======   ======   ======      ======   ======

FIXED CHARGES, AS DEFINED
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     Interest expense including capitalized interest   $  535   $  577   $  501   $  511   $  493      $  372   $  352
     1/3 of rental expense                                 74       79       87       83       92          65       68
                                                       ------   ------   ------   ------   ------      ------   ------
                                                       $  609   $  656   $  588   $  594   $  585      $  437   $  420
                                                       ======   ======   ======   ======   ======      ======   ======
        RATIO OF EARNINGS TO FIXED CHARGES                5.7      1.4      6.6      7.7      9.0         9.7     11.0
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